Exhibit 10.3(d)

August 8, 2014

Morgan Stanley Smith Barney LLC

522 Fifth Avenue, 13th Floor

New York, New York 10036

Re:	Ceres Managed Futures LLC: Amended Schedules 1 and 2 to the Alternative Investment Selling Agent Agreement

Ladies and Gentlemen:

Pursuant to paragraph 13(c) of the Alternative Investment Selling Agent Agreement dated November 12, 2013, as amended on March 1, 2014; April 7, 2014 and as further amended from time to time (the “Agreement”), between, among others, Ceres Managed Futures LLC (“CMF”), the general partner of each of the limited partnerships listed on Schedule 1 thereto (each, a “Partnership,” and together, the “Partnerships”), and Morgan Stanley Smith Barney LLC (“MSSB”), CMF is hereby confirming that Schedules 1 and 2 to the Agreement are hereby deleted in their entirety and replaced with Schedules 1 and 2 attached hereto effective as of October 1, 2014.

Notwithstanding anything to the contrary in the Agreement, by signing below MSSB hereby agrees to, acknowledges and accepts the amendment of the Agreement, effective as of October 1, 2014.

If the foregoing is in accordance with your understanding of our discussions, kindly sign and return to us a counterpart hereof (by mail, facsimile or email) as soon as possible.

Sincerely,

CERES MANAGED FUTURES LLC

By:	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

EACH PARTNERSHIP LISTED ON SCHEDULE 1 HERETO

By:	Ceres Managed Futures LLC, the general partner of each Partnership

By:	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Confirmed, accepted and agreed to:

MORGAN STANLEY SMITH BARNEY LLC

By:	/s/ Jeremy Beal
Name:	Jeremy Beal
Title:	Executive Director

SCHEDULE 1

PARTNERSHIP	STATE AND DATE OF ORGANIZATION	EFFECTIVE DATE
Managed Futures Premier Abingdon L.P.	New York; November 8, 2005	October 1, 2013

SCHEDULE 2

PARTNERSHIP	ONGOING SELLING AGENT FEE
Managed Futures Premier Abingdon L.P.	2.00% per year of the adjusted net assets of Class A Units and 0.75% per year of the adjusted net assets of Class D Units (computed monthly by multiplying the adjusted net assets of the Class A Units by 2.00% and the adjusted net assets of the Class D Units by 0.75% and dividing the result thereof by 12).[1] Class Z units will not be subject to an ongoing selling agent fee.

[1]	Adjusted net assets are month-end Net Assets increased by that current month’s ongoing selling agent fee, management fee, the general partner’s administrative fee, the incentive fee accrued, other expenses and any redemptions or distributions as of the end of such month.